Exhibit 99.2
Combining Complementary Strengths to Create the Third Largest(1) Community Bank in the West Presentation to Investors September 18, 2006 See footnote on page #4

Northern Empire (NREB) is a high-performing community bank that has combined strong growth, cost efficiencies and consistently high credit quality to produce positive performance measures Excellent branch network with an attractive Northern California presence Expanded lending footprint, including a lending presence in Phoenix, Arizona Highly profitable Small business Administration ("SBA") lending expertise Why Northern Empire Bancshares?

(1) Includes Lynnwood Financial Group (LFG) acquisition and Pro forma Sterling Financial Corp. (STSA)/FirstBank NW (FBNW) as of 6/30/06. Source: Company internal documents and 10Q's filed for period ended 6/30/06. (2) Based on six months ended June 30, 2006 10Q data. (3) Based on 0.805 exchange ratio multiplied by NREB shares. Corporate Overview ($ in thousands)

Accelerates entry into and solidifies Sterling's California presence California is largest state economy in the US Northern Empire markets present significant growth opportunity Northern Empire's robust operating performance is expected to help drive continued profitable growth in the combined company Complementary mix of products and services reach increased customer base through expanded branch network Northern Empire to benefit significantly from Sterling's business banking infrastructure Sterling to integrate Northern Empire's successful SBA lending function Partnership opportunities with Sterling's subsidiaries INTERVEST, Mason-McDuffie and Action Mortgage Increased capital base drives increased lending capacity Accretive to Sterling's EPS in the first 12 months Creates 3rd largest community bank in the West(1) Transaction Rationale - STRATEGIC & FINANCIAL Defined by commercial banks with Western region geographical headquarters and assets of less than $25.0 billion. Assumes Sterling's completion of pending merger with FirstBank NW.

Sterling/FirstBank Northern Empire Action Golf Intervest Pro Forma Branch Map(1) (1) Map does not show Intervest locations in Scottsdale, AZ or Lakewood, CO. Map does not show Northern Empire loan production office in Phoenix, AZ. SAN FRANCISCO SACRAMENTO MEDFORD BEND EUGENE TACOMA SEATTLE SPOKANE COEUR D'ALENE MISSOULA BILLINGS BOISE SALT LAKE CITY PORTLAND

Management and lending team retention Northern Empire CEO, Debbie Meekins, has entered into an employment agreement with Sterling Employment contracts are expected with other key employees Straightforward technology systems allows for smooth Information Technology integration, which is expected in 2Q of 2007 Similar culture and heritage - ease of social assimilation Complementary sales and service-focused employees Transaction Rationale - INTEGRATION

Transaction Summary (1) Based upon Sterling's stock price of $33.04 as of September 15, 2006. Based upon 10.94 million NREB common shares outstanding and 778,555 options with an average strike price of $10.84, as of September 15, 2006.

Transaction Summary

Deal Pricing Based upon Sterling's closing stock price of $33.04 as of September 15, 2006. Reflects median multiples for 89 nationwide commercial bank transactions announced since January 1, 2006 with a deal value greater than $15 million. Based upon NREB's earnings per share of $1.60 for the 12 month period ended June 30, 2006. Based upon NREB's stated book value of $10.68 and tangible book value of $10.68 as of June 30, 2006. Core deposits of $625.7 million exclude jumbo time deposits. Based upon NREB's closing stock price of $23.98 on September 15, 2006.

Pro Forma Earnings Impact Based on First Call mean EPS Estimate for 2007 of $2.33, assuming 41.7 million fully diluted outstanding Sterling shares. Based on STSA/NREB internal projections for calendar 2007 of $2.05, assuming 10.9 million fully diluted outstanding Northern Empire shares. Estimate of cost savings based upon due diligence. The pre-tax amount represents approximately 16.9% of NREB's expected non-interest expense for the twelve months ended December 31, 2006. The core deposit intangible is estimated to be 4% of NREB's non-CD deposits and is assumed to be amortized straight-line over 8 years. Includes the cost of $20 million of trust preferred at approximately 7.5% and the cost of deposit runoff being replaced with borrowings.

Accretive to Earnings Per Share First Call mean EPS estimate for STSA.

Cost Savings NREB expenses assume cost savings in relation to estimated non-interest expense for the twelve months ended December 31, 2006. Assumes an effective tax rate of 38%. ($ in millions)

Estimated Transaction Costs Assumes employee-related costs, conversion/integration costs and some transaction costs are fully tax-deductible at a tax rate of 38%. Sterling estimates pre-tax merger costs of approximately $8.2 million

STSA-NREB: Solid Capital Ratios (1) Includes LFG acquisition and Pro forma STSA/FBNW as of 6/30/06. Source: Company internal documents. Data as of 6/30/06.

Loan Portfolio Mix Business/Corporate Banking 21.0% Residential Consumer Construction Income Property 25.4% 13.0% 21.8% 18.8% Pro Forma Mix ($ in thousands) Source: Public filings for STSA as of 6/30/06 (Does not include LFG & FBNW).

STSA-NREB: Strong Loan Origination and Asset Quality Source: STSA, NREB and FBNW public filings. NREB loan origination data provided by company internal documents.

Appendix

Sterling's Historical Balance Sheet Source: STSA public filings.

Sterling's Historical Income Statement Source: STSA public filings.

NREB Historical Balance Sheet Source: NREB public filings.

NREB Historical Income Statement Source: NREB public filings.

Forward-Looking Statements Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Sterling Financial Corporation ("Sterling") and Northern Empire Bancshares ("Northern Empire"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling's and Northern Empire's plans, objectives, expectations and intentions, dilutions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Northern Empire and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward- looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Northern Empire may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Sterling or Northern Empire may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Northern Empire's markets may increase significantly and could adversely affect operations; and (10) an economic slowdown, either nationally or in the market in which Sterling does business, could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Northern Empire's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Investor Relations, telephone (509) 227-5389 or on Sterling's website at www.sterlingfinancialcorporation-spokane.com. The documents filed by Northern Empire may also be obtained by requesting them in writing at Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, CA 95404 or by telephone at (707) 591-9000. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Northern Empire on its website at www.snbank.com Sterling and Northern Empire caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or Northern Empire or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Northern Empire do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information and Where To Find It Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Sterling and Northern Empire each expect to mail a proxy statement/prospectus to their respective security holders, containing information about the transaction. Investors and security holders of Sterling and Northern Empire are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, Northern Empire and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of Sterling and Northern Empire, Sterling and Northern Empire file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227- 5389. In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Investor Relations, telephone (509) 227-5389 or on Sterling's website at www.sterlingfinancialcorporation-spokane.com. The documents filed by Northern Empire may also be obtained by requesting them in writing at Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, CA 95404 or by telephone at (707) 591-9000. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Northern Empire on its website at www.snbank.com. Sterling, Northern Empire and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Northern Empire with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2006 annual meeting of shareholders field with the Securities and Exchange Commission on March 24, 2006. Information regarding Northern Empire's officers and directors is included in Northern Empire's proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on April 13, 2006. A description of the interests of the directors and executive officers of Sterling and Northern Empire in the merger will be set forth in Sterling and Northern Empire's proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

September 18, 2006 "Creating the Third Largest Community Bank in the West"